UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices)    (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amendment to the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan

On December 22, 2021, Petros Pharmaceuticals, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the Second Amendment to the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan (the “Second Amendment”) to increase the aggregate number of shares available for the grant of awards by 1,521,654 shares, to a total of 2,600,000 shares. The Second Amendment was previously approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”), upon the recommendation of the Board’s Compensation Committee, on November 17, 2021.

Election of Five Directors

As previously reported in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on November 22, 2021 (the “2021 Proxy”), the terms of the Company’s directors were scheduled to expire at the Annual Meeting, and the Board nominated all five directors for re-election at the Annual Meeting.

At the Annual Meeting, John D. Shulman, Joshua N. Silverman, Bruce T. Bernstein, Gregory Bradley and Wayne R. Walker were elected as directors of the Board to serve for a term expiring at the Company’s 2022 annual meeting of stockholders.

For more information about the matters above see the Company’s 2021 Proxy, the relevant portions of which are incorporated herein by reference. The description of the Second Amendment and such portions of the 2021 Proxy are qualified in their entirety by reference to the full text of the Second Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, holders of the Company’s common stock of a total voting power of 9,230,249 shares were present in person or represented by proxy. The matters submitted for a vote and the related results are set forth below.

(1)	Election of five directors to serve on our board of directors to serve for a term of one year or until their successors are elected and qualified:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
John D. Shulman	5,925,019	33,421	8,915	3,262,894
Joshua N. Silverman	5,891,944	69,196	6,215	3,262,894
Bruce T. Bernstein	5,931,436	29,704	6,215	3,262,894
Gregory Bradley	5,932,252	28,304	6,799	3,262,894
Wayne R. Walker	5,931,961	27,194	8,200	3,262,894

(2)	Approval of a proposed amendment to the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan, as amended, to increase the aggregate number of shares available for the grant of awards by 1,521,654 shares, to a total of 2,600,000 shares:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,861,427	85,051	20,877	3,262,894

(3)	Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021:

Votes For	Votes Against	Votes Abstaining
9,179,711	36,783	13,755

(4)	Approval, on an advisory basis, of the compensation paid to our named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,887,405	66,413	13,537	3,262,894

(5)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers:

1 year	2 years	3 years	Withheld/Abstained	Broker Non-Votes
5,878,685	8,835	30,971	48,864	3,262,894

For more information about the foregoing proposals, see the Company’s 2021 Proxy, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amendment to the Petros Pharmaceuticals, Inc. 2020 Omnibus Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: December 23, 2021	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer